Exhibit 10.6

FORM OF LOAN PURCHASE AGREEMENT

(SERVICING RELEASED TRANSACTIONS)

This is a LOAN PURCHASE AGREEMENT (the "Agreement"), dated as of August 23, 2000, (Seller No. 7544), by and between Aurora Loan Services Inc., having an office at 2530 S. Parker Road, Suite 601, Aurora, Colorado 80014 ("ALS") and E-Loan, Inc., having an office at 5875 Arnold Road, Dublin, California 94568 (the "Seller").

W I T N E S S E T H:

WHEREAS, the Seller desires to sell, from time to time, to ALS, and ALS desires to purchase, from time to time, from the Seller, certain conventional, adjustable and/or fixed rate residential first mortgage loans (the "Mortgage Loans") which shall be delivered on a servicing released basis, on various dated (each a "Purchasing Date") as provided in the Aurora Loan Services Inc. Seller Guide, as amended from time to time (the "Seller Guide")*;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated in the Delivery Commitment Confirmation for the related Mortgage Loan;

WHEREAS, ALS and the Seller have agreed that the Mortgage Loans shall be conveyed in the manner set forth in the Seller Guide; and

WHEREAS, this Agreement is the "Loan Purchase Agreement" referred to in Section 100 of the Seller Guide;

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ALS and the Seller agree as follows:

SECTION 1. Agreement to Purchase. The Seller agrees to sell, and ALS agrees to purchase, from time to time, Mortgage Loans as further described in the related Purchase Advice and the related servicing rights thereto, pursuant to the terms and conditions of the Seller Guide.

SECTION 2. Incorporation of Seller Guide; Conflicts; Seller Agreement. The terms and provisions of the Seller Guide and all forms therein are hereby incorporated and made a part hereof and are an integral part of this Agreement. In the event of any conflict, inconsistency or discrepancy between any of the provisions of the Seller Guide and any of the provisions of this Agreement, the provisions of this Agreement shall control and be binding upon ALS and the Seller. The Seller hereby (i) acknowledges that it has received and reviewed the Seller Guide and (ii) agrees to be bound by the terms and conditions set forth therein.

SECTION 3. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 4. Successors and Assigns; Assignment of Loan Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and ALS and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of ALS.

SECTION 5. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in Section 8 of the Seller Guide.

SECTION 6. Costs. All costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, shall be paid by the party identified in the Seller Guide, as applicable, or if no party is identified, by the Seller.

SECTION 7. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at (i) the address in the Seller Guide if to ALS, and (ii) as follows if to the Seller:

E-Loan, Inc.
5875 Arnold Road
Dublin, California 94568
Attn: Steve Majerus

With a copy to:

E-Loan, Inc.
5875 Arnold Road
Dublin, California 94568
Attn: Ed Giedgowd, Esq.

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 8. Governing Law. This Agreement and the Seller Guide shall be construed in accordance wind the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

SECTION 9. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 10. Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro- card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 11. Further Agreements. The Seller and ALS each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of the Seller Guide.

SECTION 12. Confidentiality. The Seller hereby agrees that the terms and conditions of any Purchase Advice, this Agreement, the Seller Guide and all Delivery Commitments shall be kept confidential and their contents shall not be divulged to any party without ALS' consent except to the extent that it is necessary for the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

SECTION 13. State of Incorporation. The Seller is duly organized validly existing and in good standing under the laws of the state of Delaware.

IN WITNESS WHEREOF, the Seller and ALS have caused their names to by signed hereto by their respective officers thereunto duly authorized as of the date first above written.

AURORA LOAN SERVICES INC. (Purchaser)
By: /s/ Kevin A. Tamane Name: Kevin A. Tamane Title: Senior Vice President

E-LOAN, INC. (Seller)
By: /s/ Steven M. Majerus Name: Steven M. Majerus Title: Vice President Secondary Marketing

* E-LOAN, Inc. will obtain and provide a copy of the Aurora Loan Services Inc. Seller Guide upon request.